Exhibit 99.1

For More Information:

CCG Investor Relations Crocker Coulson, President (310) 477-9800 crocker.coulson@ccgir.com	Excelligence Learning Corporation Vikas Arora, VP, General Counsel & Secretary (831) 333-2000 varora@excelligence.com	Thoma Cressey Equity Partners Heather Stammer, Director LANE PR (503) 546-7871 heather@lanepr.com

FOR IMMEDIATE RELEASE

Excelligence Learning Corporation Stockholders Approve Merger Agreement with Thoma Cressey Equity

Partners Affiliates, ELC Holdings Corporation and ELC Acquisition Corporation; Excelligence Announces

Consummation of the Merger

MONTEREY, CA —November 29, 2006—Excelligence Learning Corporation (OTC: LRNS.PK), a leader in developing, manufacturing and distributing educational products to the early childhood and elementary school markets, announced that its stockholders, at a special meeting held today, voted to approve the Agreement and Plan of Merger (“Merger Agreement”) providing for ELC Acquisition Corporation, a wholly-owned subsidiary of ELC Holdings Corporation, an affiliate of Thoma Cressey Equity Partners (“Thoma Cressey”), to merge with and into Excelligence, with Excelligence remaining as the surviving entity (the “Merger”). Also today, shortly after the approval of the Merger Agreement by its stockholders, Excelligence announced the consummation of the Merger.

Today’s events represent the culmination of the definitive merger agreement, which was entered into on July 19, 2006, and pursuant to which Thoma Cressey agreed to acquire Excelligence in a transaction valued at approximately $125.27 million. Ron Elliott, chief executive officer of Excelligence, said, “This transaction provides great value to our stockholders and represents an exciting new chapter for our company, our employees and our partners. Excelligence will continue to develop and provide quality educational products and programs for children from infancy to 12 years of age. We expect our current senior management team to remain in place and work closely with our new investors on continuing to grow our business. Thoma Cressey is a world-class partner that will add tremendous value as we continue to realize our full potential.”

Carl Thoma, managing partner of Thoma Cressey, commented that, “Excelligence has built a terrific reputation and an exceptional platform for future growth. We are committed to enabling Excelligence as a privately held company to increase its ability to develop, manufacture and distribute educational products and supplies in cost effective ways that benefit its broad spectrum of customers. Thoma Cressey will work in partnership with Ron Elliott and the Excelligence management team to take advantage of growth opportunities and continue to build this business.”

Excelligence’s common stock will cease to trade over the counter on the pink sheets at market close today. Under the terms of the Merger Agreement, Excelligence stockholders are entitled to receive $13 per share in cash (other than (i) shares owned by Excelligence or ELC Holdings Corporation, including shares contributed by Mr. Elliott to ELC Holdings Corporation prior to the Merger, which were cancelled without any payment in the Merger and (ii) shares owned by any stockholders who were entitled to and properly exercised appraisal rights under Delaware law), without interest and less any applicable withholding taxes. As soon as practicable, a paying agent appointed by Thoma Cressey and Excelligence will mail a letter of transmittal and instructions to all Excelligence stockholders of record. The letter of transmittal and instructions will contain information on how to surrender Excelligence common stock in exchange for the merger consideration, without interest and less any applicable withholding taxes. Stockholders of record should be in receipt of the letter of transmittal before surrendering their shares.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products which are sold to child care programs, preschools, elementary schools and consumers. Excelligence serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With its proprietary product offerings, a multi-channel distribution strategy and extensive management expertise, Excelligence aims to foster children’s early childhood and elementary education. Excelligence is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, Excelligence develops, markets and sells educational products through multiple distribution channels primarily to early childhood professionals and, to a lesser extent, consumers. Through its Elementary School segment, Excelligence sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. Those parties then resell the products either as a fundraising device for the benefit of a particular school, student program or other community organization, or as a service project to the school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

About Thoma Cressey Equity Partners

Thoma Cressey Equity Partners is a leading private equity investment firm with more than 25 years of experience in building successful companies. The firm has invested in many industry sectors and currently specializes in the software, healthcare, business services and consumer products and services industries. Recognized nationally for pioneering the ‘industry consolidation’ or ‘buy and build’ strategy, Thoma Cressey identifies high-potential industry sectors to partner with successful companies and build industry leaders through organic growth, operational improvements and strategic acquisitions. Thoma Cressey currently manages approximately $2 billion in a series of private equity funds. For more information, please visit www.thomacressey.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities laws that involve risks, uncertainties and assumptions. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of Excelligence and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements. Excelligence does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Excelligence’s control.

Many factors may cause actual results to differ materially from the anticipated future results or performance expressed or implied by these forward-looking statements. Certain factors that could cause actual results to differ materially are Excelligence’s ability to diversify product offerings or expand in new and existing markets; changes in general economic and business conditions and in the educational products, catalog or e-retailing industry in particular; the impact of competition, specifically, if competitors were to either adopt a more aggressive pricing strategy than Excelligence or develop a competing line of proprietary products; the level of demand for Excelligence’s products; fluctuations in currency exchange rates, which could potentially result in a weaker U.S. dollar in overseas markets, increasing Excelligence’s cost of inventory purchased; and other factors discussed in Excelligence’s filings with the SEC. The forward-looking statements in this press release are made as of November 29, 2006, and Excelligence does not undertake to revise or update them, except to the extent that it is required to do so under applicable law.

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